Document Number:CMBC-HT-363 (Company 2011)

Small Medium Enterprise ("SME") Financial

Service Contract

No.:22882011294204

China Minsheng Bank Corp

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Two Parties of This Contract

Party A: Kunming Shenghuo Medicine Co., Ltd.

Address: :No. 2 Jing You Road, Kunming National Economy and Technology Developing District, Yunnan, China

Zip Code: 650217

Legal representative: Feng Lan

Telephone: 7282678

Fax: 7282620

Party B: China Minsheng Bank Corp, Kunming Branch

Address: No. 331, South Ring Road

Zip Code: 650051

Legal representative: Wangang Tan

Telephone: 8153786

Fax: 8153785

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 Document Number:CMBC-HT-363 (Company 2011)

Terms of Loan Contract on Working Capital

The Loan Contract on Working Capital (therein after referred to as "this Contract") comprises as a part of the "Small Medium Enterprise ("SME ") Financial Service Contract".

Chapter I Purpose of Loan

Article I

The Loan under this Contract shall be for purpose of drug purchasing. Party A shall not change the purpose of the loan specified in this Contract without Party B's written consent.

Chapter II Amount of Loan and Loan Term

Article II

The amount of the loan under this Contract shall be (in words): RMB Five million. The amount is limited to the amount of revolving loan under the comprehensive credit lines, and its valid period shall be in consistence with that of maximum amount of credit line as specified in provisions of comprehensive credit lines. The term of each loan shall be subject to its certificate of indebtedness.

Article III

Shall the amount of loan be limited to the credit line of revolving loan under the comprehensive credit lines or not under the comprehensive credit lines, under the approval of Party B, Party A could apply again for the use of already liquidated credit limit, only within the valid period of credit limit and limited credit line; shall Party A breach the Contract, Party B is entitled to cancel all of the credit limit unused by Party A at it will; the unused credit limit shall be canceled automatically upon its expiration. The started to use date of each credit limit shall be no later than the deadline of its valid period. Shall there be any adjustment in the valid period, the deadline is defined as date that has been adjusted. When applying for the use of credit limit, Party A is required to submit the application of drawing/payment of loan to Party B one banking day early. Upon the receipt of application, Party B shall decide weather to issue the loan or not and notice Party A.

Chapter III Calculation of Interest

Article IV Calculation of Interest Rate

1. The interest rate of the loan hereunder shall be 9.84% (that is floating 50% upward from the loan interest rate for the same period published by the people's Bank of China on the date of signing this Contract).

Where the above prescribed interest rate be not in consistence with the actual interest rate, the interest rate shall be subject to the rate recorded in the certificated of indebtedness.

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2. The interest shall be accrued and calculated from the date when the loan is issued to the account opened by Party A in the bank of Party B as prescribed by articles VII, VIII, IX hereunder. Party A shall, on each interest settlement date, pay Party B the interest accrued from the date of drawing or the following day of the last interest settlement date to the current interest settlement date and the principal mature on the current interest settlement date.

3. The cycle of interest accrual and settlement is referred as below:

The interest shall be accrued on daily basis and be settled by monthly basis, the interest settlement date refers to the 20th day of each month, however, the last interest settlement date is determined to be the date of loan expiration.

4. In case Party A shall fail to pay any principal of the loan as scheduled, Party B shall calculate and charge an overdue interest on the overdue principal at the rate 50% up-floated above the contractual loan interest rate starting from the date on which such principal shall become due; in case Party A shall fail to pay the interest and overdue interest on overdue principal, Party B shall calculate and charge an annual compound interest at the rate of penalty interest at the interest settlement date or its corresponding date. The compound interest shall be calculated by the actual days of overdue and accrued from month to month.

5. In case Party A shall fail to use the loan hereunder according to its stipulate purpose, Party B shall calculate and charge a penalty interest at the rate 100% up-floated above the contractual loan interest starting from the date of breach of contract; in case Party A shall fail to pay the penalty interest as scheduled, Party B shall calculate and charge an annual compound interest at the rate of penalty interest at the interest settlement date or its corresponding date. The compound interest shall be calculated by the actual days of misappropriation and accrued from month to month. Party B may attach other responsibilities for breach of contract and shall have the right to declare the entire or part of the undue loan to be due immediately at any time.

6. In case People's Bank of China shall adjust its benchmark interest rate after the issue of this loan, the interest rate of this loan may not be adjusted accordingly.

Chapter IV Issuing of Loan and Its Payment

Article V After this Contract become effect, Party A shall adopt the method as below to draw the loan:Draw the entire loan under this Contract once and for all.

Article VI For any withdrawal of loan, Party A shall meet the following requirements and submit the application for loan withdrawal at least 3 business days earlier according to the request of Party B; Otherwise, Party B shall have the right to refuse Party A's application of loan withdrawal. However, Party B's issuing of loan on the condition that Party A have not met the entire requirements as following shall not constitute a performance defect:

1. Party A have provided, including but not limited to, the following documents upon Party B's request:

1) Annually eligible Business License, Organization Code Certificate and Tax Registration Certificate, currently effective Articles of Association, Identity Certificate of Legal Representative and its copy.

2) Name list of his directors and senior management related to the loan borrowing and the signature sample of each person.

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3) The board resolution/shareholder meeting resolution with respect to this loan borrowing and the authorization of allowing related personals signing this Contract and corresponding documents.

4) The application on loan withdrawal signed by Party A

5) For the loan adopting the independent payment method, after the first loan is issued, Party A shall provide a statement on its usage for prior loan adopted the independent payment method ahead of each withdrawal of new loan.

2. Party A has finished the procedures of obtaining administrative permit, approval relating to this loan, and its registration and other legal procedures.

3. The document related to the guaranty of this loan has come into force, the right to mortgage or pledge has been set up.

4. No appearance of any default event, or even though a default event appears, its way of resolution is acceptable to Party B or the default event is forgiven by Party B.

5. Any presentation and warranty made by Party A are authentic, accurate and effect.

6. As to the time of loan withdrawal, no significant adverse change in Party A's financial situation has happened.

Article VII The Issuing of Loan

For each loan withdrawn by Party A, Party B shall approve the withdrawal and issue the loan the Party A's account for loan issuing and the interest shall be calculated from the date of withdrawal. The account for this loan issuing refers to:

The regulatory account for loan issuing. For this account, Party B shall neither sell out the important blank vouchers nor conduct the activity of universal cash saving and withdrawing; furthermore, unless otherwise approved by Party B, no corporate online bank shall be opened.

Bank Name: China Minsheng Bank Corp., Beijing Road Sub-Branch

Account No.: 220401C910000059

Article VIII Management Solution for Loan Payment

1. The payment of this loan will adopt the plan as below:

Entire entrusted payment.

2. In the above prescribed management solution for loan payment:

The entrusted payment refers that, if adopting the entrusted payment, Party A shall submit an application for withdrawal and related business contract to Party B pursuant to the requirement of attachment 3 as enclosed in the provisions on current capital loan. Upon confirmation, Party B shall issue the loan which is in compliance with proposed usage directly to Party A's trading partners through the account for loan issuing.

3. During the course of loan payment, Party B shall have the right to reduce the amounts standard applicable to entrusted payment or suspend the issue and payment of such loan in case such conditions as below shall happen to Party A: decline in credit status, weaken ability in obtaining profitability from major business or extraordinary in loan usage. In such event, Party B shall notice Party A in time to negotiate adding supplementary provisions on loan issuing and payment.

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Article IX Loan Payment

All amounts within in the account for loan issuing shall adopt entrusted payment or independent payment as per specified management solution for loan payment. Party A shall submit an application and related documents for withdrawal of loan; upon confirmation, Party B shall issue such loan as applied by Party A. In case Party B shall consider the application unqualified, he shall have the right to require Party A amending the application or refuse Party A's application. Any following responsibility or result, such as delay in loan payment shall be born solely by Party A, and Party B shall bear no liability.

Chapter V Repayment of Loan

Article X Repayment of Loan

1. Party A shall adopt the method as below to repay the loan:

Repay the entire principal on the date of maturity

Repay the principal by installments in accordance with the date and amount as specified in attachment 2 as enclosed in the provisions on current capital loan

2. Party A designated the account as below as the account for funds withdrawal: bank:name: Minsheng Bank, Beijing Road Branch; bank account: 2204014210000583. As the account for repayment of loan, Party A shall provide fund flows situation statement when Party B requires. If Party B requires, Party A shall engage in an agreement on account management with Party B. Party B shall have the right to collect back the loan ahead of schedule according to Party A's situation in funds withdrawal.

3. Where prescribed date of withdrawal be not in consistence with the actual date of withdrawal, the date shall be subject to the recorded date in the certificate if indebtedness. Where the date for the first time of withdrawal be not in consistence with the actual date for the first time of withdrawal, the maturity date of the loan shall be determined by methods as bellow:

1) Where loan repayment be the method of repaying entire principal once for all, the maturity date of the loan shall be changed automatically with prescribed date of borrowing and the actual date of withdrawal.

2) Where loan repayment be the method of repaying the principal by installments, the maturity date of the loan shall change automatically with prescribed date of borrowing and the actual date for the first time of withdrawal; rest dates of repaying the principal by installments shall not change with the actual date for the first time of withdrawal. The loan shall be paid off by the dates of repaying the principal by installments and the amounts as specified by attachment 2 as enclosed in the provisions on current capital loan.

4. In case the date of repaying the principal shall be legal holidays, the date of repayment shall be postponed to the first business day followed by the legal holiday and the corresponding interest shall be calculated till the delayed date of repaying the principal. In case the interest settlement date shall be legal holidays, then corresponding interest shall still be calculated by the date of interest settlement, however, the date of interest payment shall be postponed to the first business day followed by the legal holiday.

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5. In case the amount in Party A's account for loan repayment shall be insufficient to pay off the principal and interest of the loan, Party B shall have the right to deduct the amount from Party A's other accounts opened in any business institution affiliated to China Minsheng Bank, the deducted amount shall be used to pay off the principal, interest, penalty interest, compound interest, liquidated damages of the loan as prescribed in this Contract and to pay off other accounts payable. In such event, Party B shall not be liable for any damage in interest or other damages.

6. Party A's intention of repaying the loan ahead of schedule shall only be allowed in condition that the loan shall not be overdue and Party A shall submit a written application for this purpose 10 business days before. For Party A's application:

Party B shall agree with the repayment of loan ahead of schedule and not charge liquidated damages from Party A.

Chapter VI Special Liability and Responsibility for Breach of Contract

Article XI Party A shall be deemed as breach of contract in case any of following events incur:

1. Party A shall fail to perform procedures of loan withdrawal within prescribed time period under this Contract and the overdue time shall exceed prescribed date of withdrawal by 30 calendar days or more than 30 calendar days, Party B shall have the right to calculate and charge liquidated damages at the rate of overdue interest according to the breach amount and actual days of overdue, and also shall have the right to terminated this Contract.

2. Party A shall fail to repay the amounts on due with prescribed time period.

3. Party A shall fail to use the loan for prescribed purpose or fail to withdraw and pay the loan as scheduled.

4. Party A shall escape the requirement of adopting entrusted payment when withdrawing by breaking down the entire loan into small entities or by other methods.

5. Shall Party A's accounts for loan issuing and for loan repayment be frozen or deducted by certain authorities; or Party A shall involve in lawsuit, arbitration, administrative punishment and other legislative or administrative procedures which may have adverse effect on Party A's performance of this Contract.

6. Shall the condition of significant change in Party A's financial status happen, or financial index as prescribed in this Contract be broken.

7. Shall Party A experience other significant adverse changes and fail to exercise remedies within in time period as required by Party B.

Shall Party A experience the above mentioned events of default, Party B shall have the right to exercise correspondent rights as prescribed. Besides that, he shall also have the right to announce immediately the maturity of the entire or part of the loan, to collect back the loan that have already been issued and to stop issuing the loan that remains.

Article XII Enclosures to the provisions on current capital loan are as below:

Attachment 1: Table for the time and amount of the loan which is withdrew by installments by Party A

Attachment 2: Table for the time and amount of the loan which is repaid by installments by Party A

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Attachment 3: Application for withdrawal/payment of the loan

Attachment 4: Prescribed financial index

Document Number:CMBC-HT-363 (Company 2011)

Supplementary Articles

Such Supplementary Articles comprises a part of the Contract.

Chapter I Guarantee

Article I Besides the guarantee types, such as deposit pledge, separately prescribed in each business provisions of this Contract, there is additional guarantee as below for the creditor's right formed under this Contract:

The Contract of Guaranty at Maximum Amount, No.22882011295119

Chapter II Commitments and Warranties

Article II Commitments and Warranties by Party A

1. He is legally registered and existed, possessing entirely proper qualification and ability of signing and performing the Contract and any other documents related to the Contract; he is legally and officially authorized to sign, submit, accept and perform the above mentioned documents.

2. All documents, materials and vouchers provided to Party B, for purpose of signing and performing the Contract and any other documents related to the Contract, are authentic, complete, precise and valid.All financial statements and other documents reflecting the state of operation provided to Party B have properly reflected Party A's real financial situation and state of operation as of the date of the presentation of the financial statement; and there is no significant adverse change in financial situation and state of operation as of the date of presentation of such financial statement or document. Neither Party A's activity of signing this Contract nor performing his obligations under this Contract would be contradict with current articles of association or internal articles of association, or any contract, agreement and other document binding to Party A.

3. All information concerning each bank service application under this Contract are true, legal and valid. Party A has not concealed or missed any facts of great importance.

4. When signing the Contract, no lawsuit, arbitration, administrative procedure, enforcement of judicial or administrative authority, or other potential major dispute which is filed against Party A and would have significant adverse influence on Party A's performance of Contract has ever exist.

Before all debt due to the bank under this Contract being paid off, should any of such conditions as below happen to Party A:1) a major lawsuit or legal procedure is filed against Party A; 2) existing of an event which would have significant adverse influence on Party A's ability of performing his obligations under this Contract or 3) existing of an event of default under this Contract, Party A shall inform Party B in written within 5 business days starting from the date when he recognizes the happening or potential happening of the above mentioned events. In that case, Party A shall take any possible and legally allowable remedies into practice as per Party B's requirement or put arrangements in place that will guarantee the benefit of Party B.

5. Party A has not any major debt or contingent liability which has not been disclosed to Party B. When signing the Contract, neither default events as set forth in Article V of this Supplementary Articles happens or keeps happening nor violation of any law, regulation, rule, judgment, adjudication applicable to this Contrast and its assets appears; furthermore, the activity of signing this Contract or any document under this Contract, or the activity of performing the obligations under the above mentioned agreement and document would not cause activity of default to other agreement or document.

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6. Party A is required to completely and properly perform his commitments, warranties, obligations and responsibilities under this Contract and shall keep confidential for the information concerning Party B in fields of finance, technology and operation. Such information includes but not limited to this Contract and other trade secrets, however, such information otherwise stipulated by laws and regulations or provided or disclosed at the request of administrative or judicial authorities are excluded.

7. Party A guarantees that he has obtained all the necessary approvals, authorizations, permissions and consents from concerning governments and/or other departments and that such approval, authorization, permission and consent keep legal and valid.

8. Party A shall accept Party B's investigation and supervision over the situation of how the loan is used under this Contract.

9. Party A shall work actively with Party B and accept his supervision over Party A's state of operation and financial status; Party A shall also submit financial statements, fact sheet on the performance of commercial contracts as well as concerning certificates as the request of Party B.

10. If any event that would constitute a danger to Party A's ordinary operation or a threat for Party A to perform his obligation of repaying the loan under this Contract shall happen, including but not limited to the events set forth in section 4 of this article, Party A shall inform Party B in written about the happening of such event.

11. Party A shall inform Party B before taking any of following activities and shall obtain a written consent from Party B, otherwise, any performance of activities set below shall not be allowed: foreign investment, substantial increase in debt financing, merger, separation, stock right transferring, contracting, leasing, asset transferring, joint operation, application for business suspension, application for dismiss, application for reconciliation/reforming/bankruptcy, and other activities that could change the relationship between claim and debt under this Contract or affect the benefit of Party B.

12. In case Party A shall provide guaranty for other party's debt, he shall inform Party B of such event in advance and obtain a written consent from Party B.

13. Party A promises that he would not deal with any significant asset by means of selling, transferring or any other methods through single trade, or several trades or series of trades, except for those being approved by Party B.

14. Within the valid period of this Contract, Party A shall inform Party B in written within 7 days of changes in such matters as below, starting from the date when those changes happened: changes in Party A's place of residence, name, legal representative, person-in-charge and change in senior management.

15. Party A shall obtain a written consent from Party B for intention of transferring his debt under this Contract to the third party.

16. Party A shall inform Party B immediately for other significant adverse events which could affect his ability of repaying the debt.

17. Party A shall promise that the usage of the loan be in consistent with provisions in this Contract and specified laws and regulations.

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Chapter III Other Rights and Obligations

Article III Other Rights and Obligations

1. Party A's performance of obligation shall be in consistent with rules of law and provisions of detailed agreement and Party B shall have the right to check his situation in loan payment management under this Contract, management of loan after it was extended and the situation of specific business; for that purpose, Party B may request Party A providing statement on the performance of business contract and related vouchers. Party A shall cooperate with Party B with respect to the above mentioned management and examination.

2. During the period of Contract performance, Party A shall send the authentic financial statements and statement on the accounts opened in the bank and balance of the loan to Part B upon his request.

3. Under the situation that a guarantee is provided, if the guarantor violates any of his obligations or commitments as prescribed in the guaranty contract or lose his ability of providing guarantee, or if the collateral is damaged or its value is significantly reduced, Party A promises to provide immediately a new guarantee acceptable to Party B upon his request or pay off the debt to Party B ahead of schedule.

4. Before Party A or the guarantor 1) engage in the guaranty contract and have it become effect; 2) finish necessary procedures for the guaranty contract and 3) set up the right to mortgage or pledge at the request of Party B, Party B shall not obliged to perform his obligations under this Contract.

5. Unless otherwise prescribed by both parties, Party A shall be liable for expenses related to this Contract and the guarantee under this Contract, which includes but not limited to expenses on litigation, arbitration, law affair, valuation, registration, storage, appraisal, notarization, business trip as well as other expenses on realization of creditor's right and secured right.

Chapter IV Adjustment of credit line and the acceleration of maturity of creditor's right

Article IV During the period of performing this Contract, shall any of following events happen, Party B shall have the right to adjust the credit line of the loan, stop paying the balance of the loan or require Party A paying off the entire or party of the creditor's right ahead of schedule:

1. Party A faces deterioration in operation of business or has major operational difficulties.

2. Major changes happen to market that has relation with Party A's business operation.

3. Major adjustment is made to related state policies.

4. Party A violates the contract or agreement engaged with the other party or violates the commitments he unilaterally made, resulting in a default activity to other debt or the announcement of accelerated and/or possible accelerated maturity of other debt by other creditor.

Chapter V Liability for Breach of Contract

Article V Party A shall be deemed as default should any one of following events happen:

1. Party A shall fail to perform any of his promises, commitments, obligations or responsibilities properly and completely.

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2. The guarantor shall fail to perform any of his promises, commitments, obligations or responsibilities properly and completely; or any other guarantor who provides guaranty for Party A shall fail to perform any of his promises, commitments, obligations or responsibilities under other documents of guaranty properly and completely.

3. Any of Party A's other loan, guaranty, indemnity, promises or other responsibility of paying debt shall be unable to be performed upon maturity, or even be involved in litigation, arbitration or procedure of enforcement, making Party B believe that Party A's ability of performing the contract has or may have been adversely affected.

4. Changes that shall undermine the creditor's right of Party B happen to the guaranty under this Contract, which includes but not limited to the inactive, invalid and announcement of concealing of the guaranty contract or other method of guarantee, or the guarantor loses his entire or part of the ability of providing guaranty, or the guarantor claims that he will not perform his obligation, or when the mortgaged or pledged assets are damaged or lost or their value is reduced, Party A fails to provide a new guaranty acceptable to Party B upon his request.

5. During the period of performing the contract, Party A or the guarantor shall claim or claim by activity that he will not perform his obligations as prescribed.

6. Party A shall provide false or major fact omitted balance sheets income statement or other important material to Party B, or shall he relucted to accept Party B's supervision over his situation on the use of credit line and activities in production, operation and finance.

7. Party A shall transfer the asset, surreptitiously withdraw the fund or avoid the debt and conduct other activities that shall damage the benefit of Party B.

8. Party A shall violate other obligations as prescribed.

Article VI Should Party A breach the contract, Party B shall have the right to determine unilaterally to make adjustment to the balance of credit line or stop paying the balance of the loan, or require Party paying off the entire or part of the creditor's right ahead of schedule; besides that, Party B shall further have the right to require Party A be liable for the penalty interest, compound interest, overdue interest, liquidated damages, paying the compensation and compensating for the loss and bear other responsibilities as prescribed in this Contract.

Article VII For any obligation or responsibility shall be performed by Party A or the guarantor upon maturity, Party B shall have the right to directly deduct the amount from account opened by Party A in any institution set up by China Minsheng Bank Corp. to pay off the debt and he shall also have the right to dispose the asset or equity whose rights of possessing, disposing or yielding belong to Party A and is occupied or in custody in any institution set up by China Minsheng Bank Corp. The proceedings from disposal shall be used to pay off the debt and Party B shall not be liable for any damage resulted from realization, sell off or disposal of Party A's asset or equity.

Article VIII Unless otherwise prescribed by specified provisions under this Contract, any proceeding from Party B's exercise of right shall be used to pay off the creditor's right of Party B according to the following order: 1) expenses on the realization of creditor's right and secured right; 2) damages and compensation; 3) liquidated damages; 4) compound interest and penalty interest; 5) overdue interest; 6) interest; 7) principal; 8) other accounts payable.

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Party B shall have the right to change the order set forth unilaterally.

Chapter VI Delivery of Notice

Article IX Unless otherwise prescribed by both parties, all notices shall be deemed as formally delivered on following date: 1) in case of hand delivery, the delivery date shall be subject to the date when any staff member or recipient representative of notified party receive the notice; 2) in case of registered mail, express delivery or EMS in the same city, the delivery date shall be subject to the following date starting from the date when the mail is sent; 3) in case of registered mail, express delivery or EMS in the other regions, the delivery date shall be subject to the third business day starting from the date when the mail is sent. However, in case the above prescribed delivery date is inconsistent with the date when notified party actually receive the notice or sign for mail, the delivery date shall be subject to the earliest date of receipt.

Article X Where Party A fails to perform his obligation of noticing with respect to information change, when Party B sent any notice or document according to the information recorded in this Contract, the notice or document shall be deemed as delivered since the date it was sent according to the provision, without consideration of whether notified party acknowledges it or not.

Chapter VII Resolution of Dispute

Article XI All disputes raised from this Contract could be solved through negotiation; if fails, could choose to lodge a lawsuit with a people's court in the residential place of Party B.

Chapter VIII Coming into Force of the Contract

Article XII This Contract shall become effect after signing and sealing by authorized persons of both parties.

Article XIII "all parties of this Contract", "specified business provisions" and "supplementary articles" together constitute the entire provisions of this Contract.

The specified business provisions shall at least include one of the following provisions: "comprehensive provisions on line of credit", "provisions on current capital loan", "provisions on bank acceptance", "provisions on bank draft discount", "provisions on bank guarantee", "provisions on corporation overdraft", "provisions on credit line of financing through factoring" and each attachment. In case the context of this Contract be inconsistent with attached provisions on specified business, the context shall be subject to the attachment.

Chapter IX Other Provisions

Article XIV Those information need to be filled in or for choosing in this Contract will be included in the Elements Table for SME Financial Service Contract, therefore, both parties may choose not to fill in the blank or check the box in this Contract. The format of Element Table shall be acceptable to Party B. Where an Element Table is chosen for purpose of using, the Element Table shall constitute a part of this Contract.

Article XV The name of Contract and titles of each provision are set only for the convenience of reading and shall have constitute no limit or influence on the context or explanation on the provisions.

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Article XVI When entering into this Contract, Party B have provided detailed description and explanation on the entire provisions of this Contract to Party B. Neither party has disagreement on the entire provisions of this Contract and and each party have had accurate understanding to the legal meaning of limitation to related rights and obligations or exclusion terms.

Article XVII Party A agrees that: Party B, at the request of Chinese law and financial regulator, shall have the right to input related information and other information provided by Party A into the credit information date base established by People's Bank of China or other legally formed inquiry agencies for purpose of searching and using by qualified units or individuals; in the condition that Party A breaches any provision under this Contract, Party B shall have the right to publicize Party A's information in default according to the actual situation and provide related information to debt-collection agencies for purpose of collecting the unpaid bills.

Article XVIII Should there be other credit business granted by Party B besides those specified credit business as prescribed in this Contract, both parties shall engage in separate agreement in this regard. Any context in this agreement be inconsistent with this Contract shall be subject to this agreement.

Article XIX Other Matters Agreed by Both Parties.

No.

Article XX This Contract is in duplicate with both parities herein holding one copy each. Each copay shall have the same legal force.

Article XXI Attachment: List of Companies Agreed by Accredited Party (Party A) to Use His Comprehensive Credit Lines

(This page refers to the signature page of SME Financial Service Contract)

Party A (seal): Kunming Shenghuo Medicine Co., Ltd.

Authorized Person (signature or seal): Feng Lan

Date: September 29, 2011

Party B (seal): China Minsheng Bank Corp., Kunming Branch

Authorized Person (signature or seal): Shouzhong Chen

Date: September 29, 2011

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